AGREEMENT

This Agreement ("Agreement") is made and entered into by and between Who's Your Daddy, Inc. ("WYD") on the one hand, and Anga M'Hak Publishing ("Anga") and Edward Raabe ("Raabe") on the other (Anga and Raabe are referred to collectively herein as "Assignor"). (WYD and Assignor are sometimes referred to herein individually as a "Party" or collectively as the "Parties").

WHEREAS, in June 2004, Anga entered into a Contract and Stock Purchase Agreement with Daytona Speed, Inc. ("Stock Purchase Agreement"), a copy of which is attached hereto as Exhibit A; and

WHEREAS, pursuant to the Stock Purchase Agreement, Anga provided investment monies to Daytona Speed, Inc. in exchange for ownership in and profits of Daytona Speed, Inc., along with other consideration; and

WHEREAS, a large portion of the monies invested by Anga in Daytona Speed, Inc. was used to purchase vehicles and equipment for Daytona Speed, Inc.; and

WHEREAS, the Parties believe Sacks Motorsports, Inc. and Greg Sacks, the founder and a co-owner of Daytona Speed, Inc. utilized the equipment and assets of Daytona Speed, Inc. for their own benefit and without the authorization of Daytona Speed, Inc. and without providing Assignor its due consideration; and

WHEREAS, on May 27, 2008, the Court in the United States District Court, Middle District of Florida, entered final judgment in favor of Sacks Motorsports, Inc. and against WYD in U.S. District Court case number 6:07cv862-ORL-28-DAB (the "Judgment"); and

WHEREAS, the Parties believe that Assignor has claims against Sacks Motorsports, Inc. that should be offset against the Judgment, along with other claims; and

WHEREAS, Assignor desires to assign all of its claims and potential claims against Sacks Motorsports, Inc., Greg Sacks, and other individuals and entities as further detailed below to WYD, and WYD desires to acquire these claims to assert against Sacks Motorsports, Inc. and Greg Sacks,

NOW, THERFORE, in consideration of the mutual promises herein contained, the Parties agree as follows:

1. Assignment of Rights: Assignor hereby assigns all of its right, title and interest in and to: a) the Stock Purchase Agreement; b) any and all claims, whether or not they have yet been asserted, against Sacks Motorsports, Inc., Greg Sacks, and any other entity or individual that in any way arise from or relate to the Stock Purchase Agreement or Daytona Speed, Inc., other than those claims that are not assignable under California law.

2. Consideration:

a. Shares of Stock. Upon execution of this Agreement, WYD will issue to Assignor 150,000 shares of common stock in Who's Your Daddy, Inc;

b. Cash. WYD is currently in the process of a mini-max bridge of $300,000.00 to $1.5 million dollars maximum, with a follow-on offering of a minimum $3.5 million Private Placement. The follow-on offering was part of the original banking commitment, and the Parties agree the follow-on offering will be available for sale by September 15, 2008. WYD shall pay Assignor a total of $100,000.00 from the follow-on offering as follows: when WYD reaches $750,000.00 gross proceeds in the follow-on offering, it shall pay $50,000.00 to Assignor; when WYD reaches $1,000,000.00 gross proceeds in the follow-on offering, it shall pay Assignor an additional $16,666.66; when WYD reaches $1,250,000.00 gross proceeds in the follow-on offering, it shall pay Assignor an additional $16,666.67; and when WYD reaches $1,500,000.00 gross proceeds from the follow-on offering, WYD shall pay Assignor a final payment in the amount of $16,666.67. WYD shall pay to Assignor all amounts due to Assignor hereunder within ten (10) days of the date such amounts become due.

3. Full Cooperation. Assignor agrees to fully cooperate with WYD in connection with WYD's assertion of the assigned claims. Assignor's cooperation shall include, but by no means be limited to, providing WYD with any documents and evidence it requests, as well as providing and signing affidavits and appearing for depositions and court dates, including any trials, on WYD's behalf. Assignor shall execute affidavits detailing their entitlement to monies from Sacks Motorsports, Inc. and Greg Sacks, which said affidavits are hereby incorporated herein by reference. WYD shall pay all reasonable travel, lodging and other expenses incurred in connection with Assignor's full cooperation under this agreement, including but not limited to appearances at depositions and trial.

4. Representations. Assignor represents and warrants it has fully performed all of the terms and conditions on its part to be performed under the Stock Purchase Agreement.

5. Additional Writings. The Parties agree to execute any additional writings necessary to effectuate the purposes of this Agreement. Any and all such additional writings are hereby incorporated herein by reference.

6. This Agreement is made at Los Angeles, California, and is to be governed by the laws of the state of California. Any action to enforce, rescind or interpret this Agreement, or any provision thereof, or which otherwise arises out of or in connection with this Agreement, shall be brought in the state of California, county of Los Angeles. The prevailing Party in any such action shall be entitled to an award of all actual attorneys', investigation, and other fees and costs expended in connection with such litigation.

7. This Agreement constitutes a single, integrated written contract expressing the entire understanding of the Parties hereto, and the Parties shall not be bound by any terms, covenants, conditions or representations not expressly contained in this Agreement. All

prior and contemporaneous discussions and negotiations have been and are merged and integrated into and are superseded by this Agreement.

8. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representations, promises, or conditions in connection with the subject matter of this Agreement, shall be binding upon any Party to this Agreement unless made in writing and signed by the Party to be charged with such representations, promises, or conditions, or by a duly authorized officer or agent of such Party.

9. This Agreement shall be interpreted without regard to any presumption, or rule requiring construction against the Party causing this Agreement to be drafted. Accordingly, this Agreement shall be construed mutually and not more favorably with respect to either party on the basis of draftsmanship.

10. In the event that any provision of this Agreement should be held to be void, voidable, unlawful, or for any reason unenforceable, the remaining provisions or portions of this Agreement shall remain in full force and effect.

11. This Agreement may be executed in counterparts and shall be effective when all parties have signed one or more counterparts. Facsimile signatures are deemed the equivalent of original signatures.

Dated: July 16, 2008

WHO'S YOUR DADDY, INC.

By: [signature]
Name: Michael R. Dunn
Title: Chairman and CEO

Dated: July 16, 2008

ANGA M'HAK PUBLISHING

By: [signature]
Name: Edward William Raabe Jr
Title: Trustee

Dated: July 16, 2008

By: [signature] Trustee
Name: Edward Raabe